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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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D.R. Horton, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

Thursday, January 27, 2005

Dear Fellow Stockholder of D.R. Horton, Inc.:

      You are invited to attend the 2005 Annual Meeting of Stockholders of D.R. Horton, America’s Builder. Our 2005 Annual Meeting will be held at our corporate offices located at: D.R. Horton Tower, 301 Commerce Street, Fort Worth, Texas, on Thursday, January 27, 2005, at 10:00 a.m., central time, for the following purposes:

•	Elect seven directors.

•	Vote on a proposal to amend and restate our 1991 Stock Incentive Plan.

•	Conduct other business properly brought before the meeting.

      Only stockholders of record at the close of business on Thursday, December 2, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. A form of proxy on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

      If you desire any additional information concerning the 2005 Annual Meeting or the matters to be acted upon at the meeting, we would be glad to hear from you.

Very truly yours,

DONALD R. HORTON
Chairman of the Board

Fort Worth, Texas

December 10, 2004

i

D.R. Horton Tower

301 Commerce Street
Fort Worth, Texas 76102
www.drhorton.com

PROXY STATEMENT

For The
2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 27, 2005

GENERAL

Time, Place and Purposes of Meeting

      Our 2005 Annual Meeting of Stockholders will be held on Thursday, January 27, 2005, at 10:00 a.m., central time, at our corporate offices, located at: D.R. Horton Tower, 301 Commerce Street, Fort Worth, Texas. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached. D.R. Horton, Inc. is referred to as “D.R. Horton,” “Company,” “we,” and “our” in this Proxy Statement.

Solicitation of Proxies

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that this Proxy Statement and the accompanying form of proxy will first be mailed to each stockholder of record on or about December 10, 2004. The cost of this solicitation will be paid by D.R. Horton. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of D.R. Horton may make solicitations by telephone, telegraph, e-mail or personal interview. They may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. D.R. Horton will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. Although we do not presently intend to do so, we may retain the services of a proxy solicitation firm to solicit proxies and we would pay all reasonable costs associated with such firm. We do not anticipate that such costs would exceed $7,500.

Revocation and Voting of Proxies

      A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with D.R. Horton a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted for the nominees for election of directors set forth elsewhere herein (see Proposal One — Election of Directors) and for the proposal to amend and restate the 1991 Stock Incentive Plan, except as discussed below with respect to broker non-votes (see Proposal Two — Amend and Restate 1991 Stock Incentive Plan) and, at the discretion of the proxy holders, on all other matters properly brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares and Voting Rights

      December 2, 2004 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. There were 233,532,669 shares of D.R. Horton’s Common Stock, $.01 par value, issued and outstanding on that date. On any matter submitted to a stockholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock registered in his or her name on the books of D.R. Horton as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of D.R. Horton set forth above for at least ten days before the Annual Meeting.

Quorum Requirement

      The D.R. Horton Bylaws provide that if the holders of a majority of the issued and outstanding shares of Common Stock are present in person or represented by proxy and entitled to vote, there will be a quorum. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, discussed below, will be considered present for purposes of determining a quorum.

Broker Non-Votes and Vote Required

      If a broker holds your shares, this Proxy Statement and a proxy card have been sent to the broker. You may have received this Proxy Statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “not routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide instructions. The proposal in this Proxy Statement to elect directors is a routine proposal under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote for the first proposal even if no voting instructions are provided by the owner. The proposal to amend and restate the 1991 Stock Incentive Plan is not routine under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote for the second proposal only if voting instructions are provided by the owner. If you do not provide your broker with voting instructions, your vote will be counted as present for purposes of determining a quorum but not count for purposes of determining shares entitled to vote on that proposal.

      If you abstain from voting on a proposal your shares will be counted as present at the meeting for purposes of determining a quorum and as shares entitled to vote. As a result, abstentions and other withheld authority will have no effect on the election of directors, but will have the same effect as a vote against the proposal to amend and restate the 1991 Stock Incentive Plan.

      The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Effect of Broker Non-Votes
Proposal	Vote Required	and Abstentions

Election of Directors	The seven nominees who receive the most votes will be elected; as a result, withheld votes have no effect	No effect by either broker non- votes or abstentions

Amend and Restate the 1991 Stock Incentive Plan	An affirmative vote by holders of a majority of our common stock which is present and entitled to vote	Broker non-votes have no effect; abstentions and other withheld authority have the same effect as a vote against the proposal

      If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law the number of votes required to approve a proposal is a majority of the shares of Common Stock represented and entitled to vote at the meeting. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this Proxy Statement that is properly presented to the stockholders at the meeting.

      The persons named as proxies on the enclosed proxy card are Donald R. Horton, Chairman, Donald J. Tomnitz, Vice Chairman, President and Chief Executive Officer and Bill W. Wheat, Executive Vice President and Chief Financial Officer.

Stockholders Sharing the Same Address

      In some cases, only one copy of this Proxy Statement and our Annual Report will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver a separate copy of this Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy was delivered. You can notify the Company that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: D.R. Horton, Inc., Attention: Investor Relations, D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102, telephone number: (817) 390-8200, or email: mslapper@drhorton.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

      Our Board of Directors currently consists of seven members who will serve until the 2005 Annual Meeting, and until their successors have been elected and qualified.

      By unanimous resolution, the Nominating and Governance Committee recommended to the Board of Directors, as nominees to the Board of Directors, each of the seven current Directors of the Company, each of whom is listed below under the caption “Nominees for Director”. After review and consideration by the Board of Directors, it has nominated each of our current seven Directors for election as directors of D.R. Horton at the 2005 Annual Meeting.

      Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted for each of the persons named below as nominees for election as directors. The seven nominees receiving the most votes cast, a plurality of the votes, will be elected for one year terms and will serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxy holders in their discretion for another person.

      According to our Bylaws, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of D.R. Horton not less than thirty days prior to the date of the originally scheduled meeting. However, if less than forty days’ notice or prior public disclosure of the date of the meeting is given by D.R. Horton, notice of such nomination must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the Annual Meeting.

Nominees for Director

      The following is a summary of certain information regarding the nominees for election as directors.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Donald R. Horton	54	1991	Mr. Horton has been Chairman of the Board of D.R. Horton since it was formed in July 1991, and he was President from July 1991 until November 1998. He has been involved in the real estate and homebuilding industries since 1972, and he was the sole or principal stockholder, director and president of each of D.R. Horton’s predecessor companies since their respective organization, which date from 1978 to 1990. Mr. Horton is the brother of Terrill J. Horton and the nephew of Richard L. Horton, each of whom is a retired director.

Bradley S. Anderson	44	1998	Mr. Anderson is a Senior Vice President of CB Richard Ellis, Inc., an international real estate brokerage company, and he has had various positions in Phoenix, Arizona with its predecessor, CB Commercial Real Estate Group, Inc., since January 1987. He served as Interim Chairman of the Board of Continental Homes Holding Corp. from October 1997 through April 1998, when it merged into D.R. Horton, and he became a director of D.R. Horton at that time. Mr. Anderson has been a member of both the Audit and Compensation Committees since 1998 and he is also a member of the Nominating and Governance Committee.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Michael R. Buchanan	57	2003	Mr. Buchanan has significant commercial banking experience with several banking institutions serving the real estate and homebuilding sectors. He retired from commercial banking in March 2002. From March 2002 to March 2003, Mr. Buchanan was engaged as a senior advisor to Bank of America Securities. From 1998 to March 2002, Mr. Buchanan was a Managing Director of Bank of America, an executive officer position in which he was head of its national real estate banking group. From 1990 to 1998, Mr. Buchanan was an Executive Vice President of NationsBank, which later merged with Bank of America. Mr. Buchanan is also a member of the board of directors and the audit committee of Wells Real Estate Investment Trust, a publicly held, non-traded real estate investment trust. Mr. Buchanan was appointed to the Audit Committee in July 2003, the Compensation Committee in January 2004 and is also a member of the Nominating and Governance Committee.

Richard I. Galland	88	1992	Mr. Galland is an attorney. He was formerly the Chief Executive Officer and Chairman of the Board of Fina, Inc. and Of Counsel to the law firm of Jones, Day, Reavis & Pogue. Mr. Galland formerly served on the boards of directors, and as a member of the audit and compensation committees, of First RepublicBank Corporation, Texas Industries, Inc. and Associated Materials, Inc., each a NYSE listed company. He has been a director of the Company and a member of both the Audit and Compensation Committees since 1992, and he is also a member of the Nominating and Governance Committee.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Francine I. Neff	79	1992	Since 1979, Ms. Neff has been Vice President of NETS, Inc., a privately-owned investment company, and a partner in EVEN Resources, a privately-owned consulting service and investment company. Ms. Neff was formerly Treasurer of the United States and National Director of the U.S. Savings Bonds division of the U.S. Department of Treasury. From 1978 through 1997, for different periods of time, Ms. Neff served on the boards of directors, and as a member of the audit and compensation committees of Hershey Foods Corp., E-Systems, Inc. and Louisiana Pacific Corporation, each a NYSE listed company. She has been a director of the Company and a member of both the Audit and Compensation Committees since 1992, and she is also a member of the Nominating and Governance Committee.

Donald J. Tomnitz	56	1995	Mr. Tomnitz is Vice Chairman, President and Chief Executive Officer of D.R. Horton. He was a Vice President in charge of various divisions of D.R. Horton from 1983 until he was elected Vice President — Western Region of D.R. Horton in August 1994. From July 1996 until November 1998, Mr. Tomnitz was President of D.R. Horton’s Homebuilding Division; in January 1998 he was elected an Executive Vice President of D.R. Horton; in November 1998 he was elected Vice Chairman and Chief Executive Officer of D.R. Horton; and in March 2000, he became President as well. Mr. Tomnitz previously was a Captain in the U.S. Army, a Vice President of RepublicBank Dallas, N.A., and a Vice President of Crow Development Company, a Trammell Crow Company.

Bill W. Wheat	38	2003	Mr. Wheat is Executive Vice President and Chief Financial Officer of D.R. Horton, positions he has held since October 2003. Mr. Wheat had been Senior Vice President and Controller since 2000. From 1998 until 2000, Mr. Wheat was an Accounting Manager with the Company. From 1991 to 1998, Mr. Wheat held financial planning and assistant controller positions with The Bombay Company. Prior to 1991, Mr. Wheat was an auditor with Price Waterhouse LLP.

      THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES.

Retired Directors

      In order to achieve the independent director majority as required by the recently enacted Corporate Governance Rules of the NYSE (the “NYSE Rules”), the following directors resigned from our Board of Directors effective as of November 25, 2003: Richard Beckwitt, Samuel R. Fuller, Richard L. Horton, Terrill J. Horton, James K. Schuler and Scott J. Stone. Mr. Fuller continues with the Company as a Senior Executive Vice President, Mr. Schuler continues with the Company as West Region President and Mr. Stone continues with the Company as Atlanta Division President. The retired directors were members of our Board for just under two months in our last fiscal year.

Other Executive Officers

      Samuel R. Fuller, age 61, is a Senior Executive Vice President of the Company. Mr. Fuller has been employed by D.R. Horton since 1992. In 1995, he was promoted to Controller. In 2000, Mr. Fuller was promoted to Executive Vice President and Chief Financial Officer, and in 2000 he was also appointed a director. In October 2003, Mr. Fuller was promoted to Senior Executive Vice President. He retired from the board of directors in November 2003.

      Stacey H. Dwyer, age 38, is an Executive Vice President and Treasurer of D.R. Horton and is in charge of investor relations for D.R. Horton. She has been an employee of D.R. Horton since 1991. She was promoted from Assistant Secretary to Assistant Vice President in 1998 and from Assistant Vice President to Executive Vice President in 2000. She also became Treasurer in October 2003. Prior to 1991, Ms. Dwyer was an auditor for Ernst & Young, LLP.

Corporate Governance Standards

      During our 2004 fiscal year, our Board of Directors adopted a number of standards to comply with requirements of the Sarbanes-Oxley Act, and final rules of the NYSE and Securities and Exchange Commission (“SEC”) relating to Sarbanes-Oxley and other corporate governance matters. Our Board has adopted the D.R. Horton Corporate Governance Principles which contain a number of corporate governance initiatives designed to comply with the recently enacted NYSE Rules and the rules and regulations of the SEC (the “SEC Rules”) relating to corporate governance. The significant corporate governance initiatives adopted by the Board of Directors are discussed below. The Corporate Governance Principles can be found under the Investor Relations and Corporate Governance links on our website at www.drhorton.com.

Director Independence

      Our Board of Directors is comprised of a majority of independent directors in accordance with the NYSE Rules. Our Board made the independence determination of its members based on the “Independence Standards” discussed below.

      Our Board has adopted a set of “Independence Standards,” consistent with the NYSE Rules, to aid it in determining whether a member of the Board is independent under the NYSE Rules. In accordance with these Independence Standards, a director must not have a direct or indirect material relationship with the Company or its management, other than as a director. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company, its management or its independent auditor. The Independence Standards are contained in Corporate Governance Principles set forth on our website.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

      In addition to being independent based on the Independence Standards, the NYSE Rules and related SEC Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements, and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the Board determining that at least one Audit Committee member is an “audit committee financial expert” within the meaning of the SEC Rules. Accordingly, the Corporate Governance Principles contain a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise. Generally, the additional independence standard provides that (i) a member of the Audit Committee, or his or her immediate family members, are prohibited from receiving any direct or indirect compensation or fee from the Company or its affiliates, and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. Generally, the financial literacy standard provides that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies. Also, audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of how audit committees function. All together, attributes (i) through (v) are referred to as the “Financial Expert Attributes.” The audit committee financial expert standards are set forth in the Corporate Governance Principles.

Board Determinations

      Based on the independence, financial literacy and financial expert standards discussed above, the Board has determined that Bradley S. Anderson, Michael R. Buchanan, Richard I. Galland and Francine I. Neff are (i) independent, for purposes of serving as independent members of the Board of Directors, the Compensation Committee and the Nominating and Governance Committee, (ii) independent, for purposes of serving as independent members on the Audit Committee, and (iii) financially literate, for purposes of serving on the Audit Committee. The Board has also determined that Mr. Galland and Mr. Buchanan each have the Financial Expert Attributes listed above. Mr. Galland acquired the Financial Expert Attributes principally through years of experience as president and chief executive officer of several companies where he actively supervised principal accounting officers and actively oversaw the preparation and evaluation of financial statements. Throughout Mr. Galland’s career he has actively participated in numerous mergers and acquisitions where he was involved in evaluating balance sheets and determining appropriate estimates, accruals and reserves to record on the financial records of the acquiring company. Mr. Galland also has had extensive experience as a board member of two other public companies, where he also served as chair of their audit committees. Mr. Buchanan acquired the Financial Expert Attributes principally throughout his experience as a commercial banker in the real estate and homebuilding sectors, including serving as head of Bank of America’s national real estate group. Mr. Buchanan’s responsibilities as a banker required him to analyze and evaluate financial statements in order to make credit and lending decisions. In this regard, he developed significant expertise in understanding the integrity of the financial information used to prepare financial statements and how such information should be used to analyze and evaluate a company’s financial condition and its ability to meet its debt obligations. As head of the national real estate group at Bank of America, Mr. Buchanan also actively supervised others in conducting financial statement and financial condition analysis and evaluation. As provided by the safe harbor contained in the SEC Rules, our audit committee financial experts will not be deemed “experts” for any purpose as a result of being so designated, such designation does not impose on such persons any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such persons as members of the Audit Committee or the Board of Directors in the absence of such designation, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

      The Board also determined that Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat are not independent members of the Board, because they currently are executive officers of, and employed by, the Company.

Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers

      In accordance with SEC Rules, the Audit Committee and the Board have adopted the CEO, CFO and Senior Financial Officers Code of Ethical Conduct. The Board believes that these individuals must set an exemplary standard of conduct for D.R. Horton, particularly in the areas of accounting, internal accounting control, auditing and finance. The Ethics Code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance. The full text of the CEO, CFO and Senior Financial Officers Code of Ethical Conduct has been posted to the Company’s website, and can be found under the Investor Relations and Corporate Governance links.

Code of Business Conduct for Employees and Directors

      The Board of Directors has adopted a Code of Business Conduct and Ethics for Employees and Directors of D.R. Horton in accordance with the NYSE Rules. The Board adopted the Code of Business Conduct and Ethics to provide guidance to the Board and management in areas of ethical business conduct and risk and provide guidance to employees and directors by helping them to recognize and deal with ethical issues including, but not limited to, (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection of corporate assets, (vi) compliance with rules and regulations, including insider trading of securities, and (vii) reporting of unethical behavior and hotline telephone numbers. The Code of Business Conduct and Ethics can be found on our website under the Investor Relations and Corporate Governance links.

Qualifications for Directors

      The Nominating and Governance Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the committee’s attention through current officers, directors, professional search firms, stockholders or other persons. Once a potential nominee has been identified, the committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as depth of understanding of the Company’s industry, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board of Directors at that point in time.

      In addition to the foregoing, the Company’s Corporate Governance Principles provide that each member of the Board of Directors should have the following minimum characteristics:

•	the highest personal and professional ethical standards, integrity and values;

•	a commitment to representing the long-term interests of the stockholders;

•	practical wisdom and mature judgment;

•	objective and inquisitive; and

•	prepared to offer his or her resignation in the event of any significant change in personal circumstances that could affect the discharge of his or her responsibilities as directors, including a change in his or her principal job responsibilities.

Ordinarily, directors who serve as CEOs or in equivalent positions for other companies should not serve on more than one other board of a public company in addition to the D.R. Horton Board, and other directors should not serve on more than two other boards of public companies in addition to the D.R. Horton Board. Because of the value the Board places on having directors who are knowledgeable about the Company and its operations, neither the Board nor the Nominating and Governance Committee believes that arbitrary term limits on directors’ service are appropriate.

Procedures for Nominating or Recommending for Nomination Candidates for Director

      Any stockholder may submit a nomination for director by following the procedures outlined in our Bylaws and described under Proposal One “Election of Directors” in this Proxy Statement. In addition, the Nominating and Governance Committee has adopted a policy permitting stockholders to recommend candidates for director for consideration by the committee, which will consider such candidates on the same basis as candidates identified through other means. Stockholders wishing to recommend candidates must give notice to the Nominating and Governance Committee no more than 150 days and no less than 120 days prior to the anniversary date of this Proxy Statement. All director candidates shall, at a minimum, possess the qualifications for director discussed above. Each notice must set forth (1) the name and mailing address of such stockholder, (2) number of shares beneficially owned by such stockholder, (3) the name, age, business address and residence address of each candidate, (4) the number of shares of Common Stock, if any, beneficially owned by each candidate and (5) all other information relating to such person that is required to be disclosed in the solicitations for proxies for election of directors under the SEC Rules and NYSE Rules. The Nominating and Governance Committee may request additional information to assist in the evaluation of the candidacy of such person.

Committees of the Board

      In fiscal 2004, the Board of Directors adopted new revised Charters for each of the Audit Committee and the Compensation Committee in compliance with the NYSE Rules and the SEC Rules. In addition, the Board formed the Nominating and Governance Committee of the Board of Directors and adopted a Charter of this committee in compliance with the NYSE Rules. New rules in the area of stockholder nominations are being considered by the SEC, and if adopted, the Board will amend the Charter for the Nominating and Governance Committee accordingly. Each of the Charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has been posted to the Company’s website, and can be found under the Investor Relations and Corporate Governance links.

Complaint Procedures Regarding Accounting, Internal Control, Auditing and Financial Matters

      In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The Audit Committee oversees treatment of complaints and concerns in this area. The full text of the Complaint Procedures Regarding Accounting, Internal Control, Auditing and Financial Matters has been posted to the Company’s website, and can be found under the Investor Relations and Corporate Governance links.

Communications with the Board of Directors

      You can communicate with any member of our Board of Directors by sending the communication to: Presiding Director, c/o Corporate Counsel, D.R. Horton, Inc., D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102. We will relay these communications addressed to the Presiding Director as appropriate. The status of outstanding concerns addressed to the Presiding Director will be reported to the Board as appropriate on a quarterly basis.

PROPOSAL TWO

AMEND AND RESTATE THE D.R. HORTON, INC.

1991 STOCK INCENTIVE PLAN

General

      On November 18, 2004, the Board of Directors adopted and approved, subject to the approval of the Company’s stockholders, an amendment and restatement (referred to in this Proxy Statement as the “2005 Restatement”) of the D.R. Horton, Inc. 1991 Stock Incentive Plan, as amended. The primary purpose of the 2005 Restatement is to increase the number of shares underlying future awards that may be made under the plan by 32,000,000. The other material features of the Stock Incentive Plan generally remain as most recently approved by the stockholders in February 2002. However, the 2005 Restatement makes additional changes to the terms of the Stock Incentive Plan in order to clarify specified matters and to ensure the Company’s continued compliance with the Internal Revenue Code of 1986, as amended (the “Code”), and the New York Stock Exchange listing standards.

      As of December 2, 2004, only 776,595 shares of our Common Stock are available for the issuance pursuant to future awards under the Stock Incentive Plan. As of such date, an additional 12,076,365 shares were reserved for issuance upon the exercise of outstanding options. The 2005 Restatement would increase the total number of shares covered by the plan to 44,852,960. The shares available for grant under the Stock Incentive Plan and those subject to outstanding options, as stated throughout this Proxy Statement, have been adjusted pursuant to the antidilution provisions of the Stock Incentive Plan to reflect the effects of our prior stock dividends and splits.

      The Board of Directors believes that the attraction and retention of qualified officers, directors, key employees, agents and consultants is essential to the Company’s continued growth and success and that the grant of stock options and other equity-based compensation awards to such individuals is necessary for the Company to remain competitive in its compensation practices and to motivate officers, directors and key employees to focus on the objective of creating stockholder value and promoting the success of the Company. In order to continue to provide necessary incentives to officers, directors, key employees, agents and consultants, particularly in light of the Company’s recent growth, the Board of Directors has approved the 2005 Restatement, which will become effective upon the approval of the Company’s stockholders.

      Since adoption of the plan in 1991, D.R. Horton has only granted nonqualified stock options under the Stock Incentive Plan, except for 445,965 incentive stock options granted by us as replacement options in connection with the Schuler Homes merger in 2002. Although D.R. Horton has never granted or issued any awards of appreciation rights, restricted stock, performance units or performance shares, the Stock Incentive Plan does authorize the granting of all of the following types of benefits:

•	Stock options, which may be either incentive stock options (stock options intended to qualify for favorable (to the optionee) tax treatment under Section 422 of the Code), nonqualified stock options (options not intended to so qualify) or a combination thereof, and which permit an optionee to benefit from increases in the value of the Common Stock above a predetermined option price.

•	Stock appreciation rights, which provide an alternative means of realizing the benefits arising from stock options or from increases in the value of the Common Stock above the value at the time of grant of the stock appreciation rights.

•	Awards of restricted stock, which enable a grantee or purchaser of restricted stock to earn over a specified period of time shares of the Common Stock which he or she has acquired at a price below the value of the Common Stock at the time of acquisition or without payment.

•	Performance units, which enable a grantee to earn cash awards by achievement of predetermined Management Objectives (described in more detail below).

•	Performance shares, which enable a grantee to earn awards of the Common Stock or other securities of the Company by achievement of predetermined Management Objectives.

These benefits are referred to collectively in this Proxy Statement as “awards.” All officers, directors, key employees, agents and consultants of the Company are eligible to receive awards under the Stock Incentive Plan; provided, however, that only employees of the Company are eligible to receive awards of incentive stock options. No stock option, stock appreciation right, performance unit or performance share award is transferable by a participant other than by will or the laws of descent and distribution. Stock options and stock appreciation rights are exercisable during the participant’s lifetime only by the participant or his or her guardian or legal representative.

Administration

      This Stock Incentive Plan is administered by the Board, which may from time to time delegate all or any part of its authority under this plan to a committee (the “Committee”) of not less than two non-employee directors appointed by the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and, pursuant to the 2005 Restatement, an “outside director” within the meaning of Section 162(m) of the Code. The duties of the Committee are currently performed by the Compensation Committee of the Board of Directors, which currently consists of Mr. Anderson, Mr. Buchanan, Mr. Galland and Ms. Neff. The Board of Directors and, to the extent applicable, the Committee are authorized to select eligible participants, grant awards, and interpret the Stock Incentive Plan and related agreements, notifications and other documents.

      The Stock Incentive Plan also gives authority to the Chairman of the Board of the Company to administer the plan with respect to matters relating solely to participants who are not directors or executive officers, but only to the extent that this authority would not disqualify the plan from reliance on the exemption provided by Rule 16b-3 and subject to the requirements of Delaware law.

Employee Award Limitations

      If the 2005 Restatement is approved by stockholders, a total of 32,776,595 shares of Common Stock will be initially available for issuance pursuant to future awards under the Stock Incentive Plan. This number may increase to the extent any currently outstanding options terminate or expire unexercised. Under the Stock Incentive Plan, the number of shares of Common Stock or other securities of the Company underlying awards made to a single participant during a calendar year cannot exceed 300,000. Pursuant to the 2005 Restatement the maximum amount payable pursuant to the portion of a performance unit granted under the Stock Incentive Plan for any calendar year to any participant that is intended to qualify as “performance based compensation” under Section 162(m) of the Code may not exceed two percent of the Company’s consolidated pre-tax income for the year in which the award is granted.

      Any shares of Common Stock which are subject to stock options or stock appreciation rights or are awarded or sold as restricted stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under the Stock Incentive Plan; provided that, pursuant to the 2005 Restatement, under no circumstances may the number of shares of Common Stock that may be issued pursuant to incentive stock options granted under the Stock Incentive Plan exceed the total number of shares authorized under the plan. The Stock Incentive Plan also provides that the Board of Directors may make adjustments in such number of shares, and outstanding awards under the Stock Incentive Plan, to prevent dilution or enlargement of rights of participants in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the capital structure of the Company, mergers, consolidations, spin-offs, reorganizations, issuances of rights or warrants and other similar changes. The 2005 Restatement also clarifies that the Board of Directors, without the approval of the Company’s stockholders, may reprice stock options granted under the Stock Incentive Plan, including by canceling previously awarded stock options in exchange for (i) other stock options with a lower exercise price, (ii) awards of restricted stock or (iii) any other award. This clarification is intended to address the recent change in the NYSE Rules requiring that the Board’s authority to reprice stock options must be specifically set forth in the Plan.

Stock Options

      Since adoption of the plan in 1991 and through the date hereof, D.R. Horton has only granted nonqualified stock options under the Stock Incentive Plan, except for 445,965 incentive stock options granted by us as replacement options in connection with the Schuler Homes merger in February 2002. Stock options may be granted under the Stock Incentive Plan entitling the optionee to purchase shares of Common Stock at a price equal to not less than 50% of the market value per share on the date of grant. Substantially all options granted under the Stock Incentive Plan have been granted with an option price equal to the closing market price for the Common Stock on the date of grant. The option price will be payable at the time of exercise in cash, by check, or by the transfer to the Company of shares of Common Stock having an aggregate market value per share at the time of exercise equal to the aggregate option price or by a combination of such methods. A grant of stock options may provide for deferred payment of the option price from the proceeds of sale through a broker on the exercise date of some or all of the shares to which such exercise relates. Successive grants may be made to the same optionee whether or not stock options previously granted remain unexercised.

      No stock option shall be exercisable more than 10 years from the date of grant. Each grant of stock options must specify the required period or periods of continuous service by the optionee with the Company and/or the Management Objectives (as described in more detail below) to be achieved before the stock options, or installments thereof, will become exercisable.

      As noted above, stock options may constitute (i) options that are intended to qualify under particular provisions of the Code (for example, options intended to qualify as incentive stock options), (ii) options that are not intended to so qualify (nonqualified stock options), or (iii) a combination of the foregoing.

      The Stock Incentive Plan allows for the grant of stock options with time-based vesting (where the only requirement is continued employment with the Company for a specified period), performance-based vesting (where vesting, in whole or in part, is subject to the achievement of certain Management Objectives (as described in more detail below), or a combination thereof. Each grant of stock options under the Stock Incentive Plan will specify the required period or periods of continuous service by the holder thereof with the Company and/or the Management Objectives to be achieved before the stock options, or portions thereof, will become exercisable.

Stock Appreciation Rights

      Since adoption of the plan in 1991 and through the date hereof, the Company has not granted any awards of stock appreciation rights under the Stock Incentive Plan. Stock appreciation rights permit the holder to receive the difference between the market value of the shares of Common Stock subject to the stock appreciation rights on the exercise date of the stock appreciation rights and the grant price of the stock appreciation rights. Stock appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options.

      The holder of a stock appreciation right is entitled to receive from the Company upon exercise of the stock appreciation right an amount equal to 100%, or such lesser percentage as the plan’s administrator may determine, of the spread between the grant price of the stock appreciation right (which will be the same as the option price of any stock option granted in tandem with the stock appreciation right and may not be less than 50% of the market value per share of the Common Stock on the date of grant) and the market value of the shares of the Common Stock subject to the stock appreciation right being exercised. A stock appreciation right granted in tandem with a stock option may be exercised only by surrender of the related stock option.

      Each grant of stock appreciation rights under the Stock Incentive Plan will specify the required period or periods of continuous service by the holder thereof with the Company and/or the Management Objectives to be achieved before the stock appreciation rights, or portions thereof, will become exercisable. No stock appreciation right granted in tandem with a stock option may be exercisable except at a time at which that stock option is exercisable. The plan’s administrator may authorize the grant of stock appreciation rights under the Stock Incentive Plan in accordance with the following additional provisions:

•	Any grant may specify that the amount payable on exercise of a stock appreciation right may be paid by the Company in cash, in shares of Common Stock, in other securities of the Company or in any combination thereof, as determined by the plan’s administrator in its sole discretion at the time of payment.

•	Any grant may specify that the amount payable by the Company upon exercise of a stock appreciation right may not exceed a maximum specified by the plan’s administrator at the date of grant.

Stock appreciation rights may include such other terms and provisions, consistent with the Stock Incentive Plan, as the plan’s administrator may approve.

Restricted Stock

      Since adoption of the plan in 1991 and through the date hereof, the Company has not granted any awards of restricted stock under the Stock Incentive Plan. A grant of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. Such transfer may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share of the Common Stock at the date of grant, as the plan’s administrator may determine.

      Restricted stock will be subject, for a period of time to be determined by the plan’s administrator at the date of grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. An example of a substantial risk of forfeiture would be a provision that the restricted stock would be forfeited if the participant ceased to serve the Company as a director, officer, key employee, agent or consultant during a specified period. While an award of restricted stock is unvested and subject to a substantial risk of forfeiture, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the plan’s administrator for the period during which the forfeiture provisions remain in effect. Awards of restricted stock may include such other terms and provisions, consistent with the Stock Incentive Plan, as the plan’s administrator may approve.

Performance Units

      Since adoption of the plan in 1991 and through the date hereof, the Company has not granted any awards of performance units under the Stock Incentive Plan. Performance units represent the right of a participant to receive a payment per performance unit upon achievement of specified Management Objectives. A minimum acceptable level of achievement in respect of the Management Objectives will also be established below which no payment will be made under the performance unit. To the extent earned, performance units will be paid to the participant at the time and in the manner determined by the plan’s administrator. Payment may be made in cash, in shares of Common Stock, in other securities of the Company or in any combination thereof, as determined by the plan’s administrator in its sole discretion. Awards of performance units may include such other terms and provisions, consistent with the Stock Incentive Plan, as the plan’s administrator may approve.

Performance Shares

      Since adoption of the plan in 1991 and through the date hereof, the Company has not granted any awards of performance shares under the Stock Incentive Plan. A participant may be granted any number of performance shares that will be delivered to the participant upon achievement of specified Management Objectives. A minimum acceptable level of achievement in respect of the Management Objectives will also be established below which no payment will be made under the performance shares. To the extent earned, performance shares will be delivered to the participant at the time and in the manner determined by the plan’s administrator. In lieu of shares of Common Stock, a participant may receive cash, other securities of the Company or a combination thereof, as determined by the plan’s administrator in its sole discretion. Awards of performance shares may include such other terms and provisions, consistent with the Stock Incentive Plan, as the plan’s administrator may approve.

Management Objectives and Performance-Based Compensation

      As noted above, the vesting or payment in respect of any award granted under the Stock Incentive Plan may be subject to the achievement of one or more Management Objectives. In general, the term “Management Objectives” refers to the objectives established by the plan’s administrator that are to be achieved with respect to an award granted under the Stock Incentive Plan; however, special rules described below apply to the Management Objectives for awards (or portions thereof) of restricted stock, performance units and performance shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code. Management Objectives may be described in terms of Company-wide objectives, objectives that are related to performance of the division, subsidiary, department or function within the Company or a subsidiary in which the individual receiving the award is employed or in other terms, and will relate to a performance period determined by the plan’s administrator.

      Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation paid to any of the executive officers named in the Summary Compensation Table. The limit is $1,000,000 per officer per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved in advance by the Company’s shareholders. Pursuant to the 2005 Restatement, the Stock Incentive Plan provides that all or a portion of an award of restricted stock, performance units or performance shares that are subject to vesting based upon the achievement of Management Objectives may be designed to qualify as deductible performance-based compensation. The Management Objectives for any award (or portion thereof) of restricted stock, performance units or performance shares that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be (a) selected by the Committee and specified at the time the award is granted and (b) a measure based on one or more one or more of the following performance criteria: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income, pre-tax income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service.

      Other than with respect to any award of restricted stock, performance units or performance shares that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, the plan’s administrator may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the plan’s administrator, events or transactions have occurred which are unrelated to the performance of the holder of the award and result in a distortion of the Management Objectives or such minimum acceptable level of achievement. With respect to any award of restricted stock, performance units or performance shares that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, and to the extent consistent with Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Management Objective to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

      No award of restricted stock, performance units or performance shares that is intended to satisfy the requirements for performance based compensation under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable Management Objectives have been satisfied.

Termination of Employment

      In the event that the employment by the Company and/or its subsidiaries of a holder of an award granted under the Stock Incentive Plan terminates by reason of the holder’s death, disability or retirement under a retirement plan of the Company or a subsidiary, the plan’s administrator may, in its discretion, provide that any or all awards previously granted to the individual under the Stock Incentive Plan that remain outstanding immediately prior to such termination will immediately vest and become fully exercisable and/or payable.

Plan Duration

      The amendment and restatement of the Stock Incentive Plan provided in the 2005 Restatement will become effective upon approval by the Company’s stockholders. In addition, pursuant to the 2005 Restatement, no awards of incentive stock options may be granted under the Stock Incentive Plan after the tenth anniversary of the date the 2005 Restatement becomes effective, but any award granted prior to the tenth anniversary of the effective date may extend beyond that date.

Amendments

      The Stock Incentive Plan may be amended from time to time by the Board of Directors, but may not be amended by the Board without further approval by the stockholders of the Company if such amendment (i) would result in the plan no longer satisfying the requirements of Rule 16b-3 or Section 162(m) of the Code, (ii) increase the maximum number of shares for which awards may be granted under the plan, (iii) extend the term of the plan, (iv) change the class of persons eligible participate in the plan, (v) increase the individual maximum limits described above, or (vi) otherwise amend the plan in any manner requiring stockholder approval by law or under the NYSE listing requirements.

Accounting Treatment

      The Company has elected to follow Accounting Principles Board Opinion No. 25 in accounting for its stock options. The exercise price of substantially all of the Company’s stock options has equaled the market price of the underlying stock on the date of grant, and therefore no compensation expense has been recognized on the initial grant date with respect to such options. If granted, stock appreciation rights and performance units will require a charge against income of the Company each year representing the appreciation in the value of such benefits which it is anticipated will be exercised or paid. In the case of stock appreciation rights, such charge is based on the excess of the current market price of the Common Stock over the grant price of the stock appreciation rights. In the case of performance units, such charge is based on the dollar amount expected to be paid at the end of the performance period. If granted, restricted stock awards will require a charge against income equal to the fair market value (as defined in the Stock Incentive Plan) of the shares at the time of award less the amount, if any, paid by the grantee. Such charge is spread over the vesting period for such restricted stock. Performance shares will require a charge against income that, depending on the terms of the award of performance shares, will be similar to the charge required with respect to restricted stock.

      In March 2004, the Financial Accounting Standards Board (“FASB”) issued a Proposed Statement of Financial Accounting Standard which would change the accounting treatment referred to above. Companies that issue share based payments would be required to record compensation expense based on the fair value of the share-based payments. The Company will adopt the final rules related to the proposed statement of the FASB when the final rules become effective.

Federal Income Tax Consequences

      The following is only a summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the grant and exercise of awards under the Stock Incentive Plan. The summary is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the Stock Incentive Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving awards under the Stock Incentive Plan.

      Nonqualified Stock Options and Stock Appreciation Rights. Generally, a participant will not recognize income upon the grant of a nonqualified stock option or a stock appreciation right; instead, the holder of a nonqualified stock option or a stock appreciation right will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the option price. Upon a subsequent sale of the shares received upon exercise, the difference between the net proceeds of sale and the fair market value of the shares on the date of exercise will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period). Recently enacted tax legislation may affect the tax treatment of a stock appreciation right and/or a nonqualified stock option to the extent the nonqualified stock option is granted with an option price less than the market value of the Common Stock on the date of grant and may result in the participant realizing taxable ordinary income upon vesting of such an award rather than upon exercise.

      Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option. In addition, a participant will not recognize income upon the exercise of an incentive stock option if the participant satisfies certain employment and holding period requirements. To satisfy the employment requirement, a participant must exercise the option not later than three months after he or she ceases to be an employee of the Company (one year if he or she is disabled) unless he or she has died. To satisfy the holding period requirement, a participant must hold the stock acquired upon exercise of the incentive stock option more than two years from the grant of the stock option and more than one year after the transfer of the stock to him or her. If these requirements are satisfied, on the sale of such stock, the participant will be taxed on any gain, measured by the difference between the option price and the net proceeds of sale, generally at long-term capital gains rates.

      If shares of Common Stock acquired upon the timely exercise of an incentive stock option are sold, exchanged, or otherwise disposed of without satisfying the holding period requirement (a “disqualifying disposition”), the participant will, in the usual case, recognize (i) capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise; (ii) ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the option price of the option; and (iii) capital loss equal to the excess, if any, of the option price over the sales price.

      Individuals are subject to an “alternative minimum tax” based upon an expanded tax base to the extent such tax exceeds the regular tax liability. The amount by which the fair market value of the shares acquired upon exercise of an incentive stock option exceeds the option price will be included as a positive adjustment in the calculation of the employee’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

      Stock options otherwise qualifying as incentive stock options will be treated as nonqualified stock options to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all of the Company’s plans and any of its subsidiaries’ plans) exceeds $100,000 based on the fair market value of the stock at the date of grant.

      Restricted Stock. A participant will not recognize income upon the receipt of restricted stock. If the participant makes an election under Section 83(b) Code within 30 days after receiving the shares of restricted stock, however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares (determined without regard to the restrictions imposed by the Stock Incentive Plan) at the time of transfer over any amount paid by the participant therefor; and on sale of such stock, the difference between the fair market value at the time of transfer and the net proceeds of sale will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period). If a participant makes a Section 83(b) election with respect to Common Stock that is subsequently forfeited, he or she will not be entitled to deduct any amount previously included in income by reason of such election. If a participant does not make a Section 83(b) election, the participant will recognize ordinary income in the year or years in which the award of restricted stock vests and the restrictions imposed by the Stock Incentive Plan on the award terminate, in an amount equal to the excess, if any, of the fair market value of such shares on the date the restrictions expire or are removed over any amount paid by the participant. If a Section 83(b) election has not been made, any dividends received with respect to Common Stock subject to restrictions will be treated as additional compensation income and not as dividend income.

      Performance Shares and Performance Units. A participant will not recognize income upon the award of performance units or performance shares. In general, the participant will recognize ordinary income at the time property is transferred in payment of such performance units or performance shares in an amount equal to the aggregate amount of cash and the fair market value of the Common Stock and any other Company securities received therefor. Upon a subsequent sale of Common Stock or any other Company securities received in payment of performance units or performance shares, any excess of the net proceeds of sale over the fair market value of the Common Stock or other Company securities on the date of receipt will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period).

      Withholding of Taxes. Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by a grantee in connection with awards granted under the Stock Incentive Plan. The holder of an award may be required to pay the withholding taxes to the Company or make other provisions satisfactory to the Company for the payment of the withholding taxes as a condition to the exercise of options or the receipt of unrestricted stock pursuant to performance units. Special rules will apply in cases where a holder of an award pays the exercise or purchase price of an award, or the applicable withholding tax obligations, by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. Such a delivery of shares will in certain circumstances result in the recognition of income with respect to those shares.

      General Matters. The maximum statutory tax rate applicable to ordinary income is generally 35%, while the maximum statutory tax rate applicable to net capital gains is generally 15%.

      The Company will generally be entitled to a tax deduction corresponding in amount and time to the employee’s recognition of ordinary income in the circumstances described above, provided, among other things, that such deduction meets the test of reasonableness and is an ordinary and necessary business expense. However, in connection with a change in control of the Company, and depending upon the terms and conditions of an awards granted under the Stock Incentive Plan and upon the individual circumstances of the holders of such awards, certain amounts with respect to awards granted under the Stock Incentive Plan may constitute “excess parachute payments” under the “golden parachute” provisions of Section 280G the Code. Pursuant to these provisions, a the holder of the award will be subject to a 20% excise tax on any “excess parachute payment” and the Company will be denied any deduction with respect to such payment. In addition, as noted above, in certain instances as a result of the application of Section 162(m) of the Code, the Company may be denied a compensation deduction for awards granted to certain officers that do not qualify as “performance-based compensation” to the extent their aggregate compensation exceeds $1,000,000 in a given year.

Awards Under 1991 Stock Incentive Plan

      To date, D.R. Horton has only awarded nonqualified stock options under the Stock Incentive Plan, except for 445,965 incentive stock options issued as replacement options in connection with the Schuler Homes merger in February 2002, none of which were issued to a current executive officer or director of the Company. The following table lists the stock options granted, from adoption of the Stock Incentive Plan in 1991 through December 2, 2004, to the executive officers named in the Summary Compensation Table, all current executive officers as a group (5 persons), all current directors who are not executive officers as a group (4 persons), each nominee for election as a director, each associate of any such director, executive officer or nominee, and all employees, including current officers who are not executive officers, as a group (708 persons). No other person has received more than five percent of the options issued under the plan. The number of shares set forth in the table has been adjusted to reflect the additional shares received from stock dividends and splits as to options which were outstanding and not previously exercised at the time of the stock dividends and splits. The awards that any participant or groups of participants may receive in the future are not currently determinable.

					Dollar Value
	Shares Underlying	Percentage of	Shares Underlying	Percentage of	Per Share of
	Options Granted	Options Granted	Options Granted	Options Granted	Options Granted
Name	Since 1991(1)	Since 1991(2)	in Fiscal 2004(3)	in Fiscal 2004	in Fiscal 2004(4)

Current executive officers
Donald R. Horton*	250,000	0.99%	100,000	2.78%	$28.80
Donald J. Tomnitz*	1,338,739	5.29%	70,000	1.94%	$28.80
Samuel R. Fuller	243,268	0.96%	40,000	1.11%	$28.80
Bill W. Wheat*	138,588	0.55%	40,000	1.11%	$28.80
Stacey H. Dwyer	251,199	0.99%	40,000	1.11%	$28.80
Total:	2,221,794	8.78%	290,000	8.05%	$28.80
Current directors who are not executive officers
Bradley S. Anderson*	33,377	0.13%	—	—	—
Michael R. Buchanan*	15,000	0.06%	—	—	—
Richard I. Galland*	28,613	0.11%	—	—	—
Francine I. Neff*	28,613	0.11%	—	—	—
Total:	105,603	0.41%	—	—	—
All employees, including current officers who are not executive officers, as a group	22,959,560	90.81%	3,309,000	91.95%	$28.80

*	Nominee for election as a director.

(1)	Since adoption of the Stock Incentive Plan in 1991 through December 2, 2004 (i) no awards of stock appreciation rights, restricted stock, performance units or performance shares have been made, and (ii) the total number of stock options granted to all option recipients under the Stock Incentive Plan is 25,286,957 (as adjusted for stock splits and stock dividends, which number includes options that have been exercised, expired or terminated since 1991).

(2)	The percentage is calculated by dividing the number of option granted to each person or group, as applicable, since 1991 through December 2, 2004, by, the total number of options granted to all option recipients under the 1991 Stock Incentive Plan, of 25,286,957.

(3)	Mr. Horton’s and Mr. Tomnitz’s fiscal 2004 options vest as to 20% of the grant amount each year. Mr. Fuller’s, Mr. Wheat’s and Ms. Dwyer’s options vest with respect to 10% of the grant amount on each of the first nine anniversaries of the grant date, and the final 10% of the grant vests 9.75 years after the grant date. However, each option becomes fully exercisable upon a change of control of

D.R. Horton, or upon the death or disability of the option holder, or upon his or her retirement at or after age 65.

(4)	Represents the exercise price on date of grant which was equal to 100% of the market value (based on closing price) on the date of grant. At December 2, 2004, the closing price for the Common Stock quoted on the NYSE was $35.29 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table summarizes our equity compensation under all of our equity compensation plans as of September 30, 2004, but does not reflect the share increase reflected in the proposal to amend and restate the Stock Incentive Plan or a recent share reduction to the 1999 ESPP (defined below) referenced in note 3 below:

(c)
	(a)		Number of Securities
	Number of Shares to	(b)	Remaining Available for
	Be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by stockholders	12,550,051 (1)	$14.75	13,762,355	(2)(3)
Equity compensation plans not approved by stockholders	—	n/a	—
Total	12,550,051 (1)	$14.75	13,762,355	(2)(3)

(1)	Includes 7,127 remaining shares reserved for issuance under outstanding stock options granted under the Continental Homes stock incentive plans, which we assumed in connection in the 1998 merger.

(2)	Includes 459,185 shares available for future issuance under the Stock Incentive Plan and 13,303,170 shares reserved for future issuance under the Company’s 1999 Employee Stock Purchase Plan (the “1999 ESPP”), a tax qualified plan. Under the 1999 ESPP, employees of the Company purchased 40,736 shares of common stock in fiscal 2003 and 64,526 shares of common stock in fiscal 2004. Directors, executive officers and other key employees of the Company are prohibited from participating in the 1999 ESPP.

(3)	Effective December 1, 2004, the Compensation Committee and the Board of Directors approved an amendment to the ESPP to reduce the maximum number of shares issuable under the 1999 ESPP from 13,344,486 to 3,500,000. The reduction in shares to 3,500,000 will leave the number of shares available for future issuance under the 1999 ESPP at 3,500,000.

Securities Registration

      We intend to register the additional shares of Common Stock available for issuance under the 2005 Restatement under a Registration Statement on Form S-8 to be filed with the SEC upon approval of the amended and restated Stock Incentive Plan by our stockholders.

Copy of Plan

      A copy of the proposed amended and restated Stock Incentive Plan is attached to this Proxy Statement as Appendix A.

      THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL TO AMEND AND RESTATE THE D.R. HORTON, INC. 1991 STOCK INCENTIVE PLAN, AS AMENDED, AS DISCUSSED HEREIN AND AS ATTACHED AS APPENDIX A AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE PROPOSAL.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Management

      The following table shows the beneficial ownership of the Common Stock of D.R. Horton as of December 2, 2004 by (i) all D.R. Horton directors and director nominees, (ii) all D.R. Horton executive officers named in the “Summary Compensation Table” and (iii) all D.R. Horton directors and executive officers as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.

	Amount and Nature of Common
	Stock Beneficially Owned(1)

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned(2)		Class(3)

Donald R. Horton	20,189,854	(4)	8.64%
Bradley S. Anderson	21,617		*
Michael R. Buchanan	3,000		*
Stacey H. Dwyer	101,623		*
Samuel R. Fuller	96,664
Richard I. Galland	24,824		*
Francine I. Neff	13,098		*
Donald J. Tomnitz	899,189	(5)	*
Bill W. Wheat	33,505	(6)	*
All directors and named executive officers as a group (9 persons)	21,383,374		9.12%

*	Less than 1%

(1)	Reflects the three-for-two stock split (payable as a 50% stock dividend) paid on January 12, 2004, to stockholders of record as of the close of business on December 22, 2003.

(2)	Beneficial ownership includes the following shares which the executive officers and directors could acquire by exercising stock options on, or within 60 days after, December 2, 2004: Mr. Horton — 60,000, Mr. Anderson — 13,127, Mr. Buchanan — 3,000, Ms. Dwyer — 88,630, Mr. Fuller — 77,777, Mr. Galland — 19,613, Ms. Neff — 3,000, Mr. Tomnitz — 602,465 and Mr. Wheat — 30,157. These options represent an aggregate of 897,769 shares.

(3)	The percentages are calculated based on 233,532,669 issued and outstanding shares. For each person, his or her percentage was calculated by including his or her options set forth in footnote 2 in both the numerator and denominator, and for the group, the percentage was calculated by including the 897,772 options set forth in footnote 2 in both the numerator and denominator.

(4)	These shares do not include (i) 1,536,256 shares directly owned by Donald Ryan Horton, an adult son of Mr. Horton, and 651,408 shares directly owned by Douglas Reagan Horton, another adult son of Mr. Horton, (ii) 2,654,538 shares held by the Douglas Reagan Horton Trust, (iii) 1,769,692 shares held by the Donald Ryan Horton Trust, (iv) 1,026,004 shares held by the Martha Elizabeth Horton Trust, and (v) 1,124,988 shares held by the Donald Ray Horton Trust. Mr. Horton disclaims any beneficial interest in these shares. These trusts were established by Mr. Horton and his wife for the benefit of their descendants. Terrill J. Horton serves as the sole trustee of these trusts. Terrill J. Horton is a retired director of the Company and the brother of Donald R. Horton. Donald R. Horton’s address is D.R. Horton, Inc., D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102.

(5)	These shares do not include 15,426 shares owned by an IRA for the benefit of Mr. Tomnitz’s spouse. Mr. Tomnitz disclaims any beneficial interest in these shares.

(6)	These shares do not include 87 shares owned by an IRA for the benefit of Mr. Wheat’s spouse and 249 shares held in trust for the benefit of Mr. Wheat’s child. Mr. Wheat disclaims any beneficial interest in these shares.

Certain Other Beneficial Owners

      Based on filings under the Exchange Act available as of November 30, 2004, the only other known beneficial owner of more than 5% of D.R. Horton Common Stock was the following:

	Shares Beneficially
	Owned(1)

Name and Address of Beneficial Owner	Number	Percent

FMR Corp.	19,063,159	12.31%
82 Devonshire Street
Boston, Massachusetts 02109

(1)	Based solely upon information contained in the most recently filed Schedule 13G/A of FMR Corp., filed with the SEC on February 17, 2004, reflecting beneficial ownership as of December 31, 2003. According to this Schedule 13G/A, FMR Corp. had sole voting power for 954,346 shares, no shared voting power, sole dispositive power for 19,063,159 shares and no shared dispositive power. This number does not reflect the three-for-two stock split (paid as a 50% stock dividend) paid on January 12, 2004, to stockholders of record as of the close of business on December 22, 2003. If the three-for-two stock split had occurred on December 31, 2003, the number of shares held by FMR Corp. on that date would have been 28,594,738 and the percentage of shares beneficially owned would have remained at 12.31%.

EXECUTIVE COMPENSATION

      The following tables show, with respect to the Chief Executive Officer and the other named executive officers of D.R. Horton, all plan and non-plan compensation awarded, earned or paid for all services rendered in all capacities to D.R. Horton during the periods indicated.

Summary Compensation Table

					Long Term Compensation

	Annual Compensation				Awards			Payouts

				Other	Restricted	Shares
	Fiscal			Annual	Stock	Underlying		LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Awards	Options/SARs		Payouts	Compensation

Donald R. Horton	2004	$400,000	$8,320,134	$—	—	100,000		—	$65,122	(2)
Chairman of Board	2003	400,000	5,499,123	—	—	—		—	63,253	(3)
and Director	2002	400,000	3,266,194	—	—	150,000	(1)	—	58,437	(4)
Donald J. Tomnitz	2004	$300,000	$8,320,134	$—	—	70,000		—	$50,095	(2)
Vice Chairman of the	2003	300,000	5,499,123	—	—	—		—	48,660	(3)
Board, President,	2002	300,000	3,266,194	—	—	105,000	(1)	—	45,172	(4)
CEO and Director
Samuel R. Fuller	2004	$170,000	$240,000	$—	—	40,000		—	$27,851	(2)
Senior Executive	2003	170,000	240,000	—	—	—		—	28,027	(3)
Vice President	2002	170,000	230,000	—	—	60,000	(1)	—	26,916	(4)
Bill W. Wheat	2004	$150,000	$185,000	$—	—	40,000		—	$23,690	(2)
Executive Vice
President, CFO
and Director(5)
Stacey H. Dwyer	2004	$150,000	$185,000	$—	—	40,000		—	$23,231	(2)
Executive Vice	2003	130,000	120,000	—	—	—		—	19,879	(3)
President and	2002	114,000	86,000	—	—	60,000	(1)	—	17,104	(4)
Treasurer

(1)	The 2002 option grant reflects the three-for-two stock split paid (as a 50% stock dividend) on January 12, 2004.

(2)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000, $17,000, 15,000 and $15,000 to the respective accounts of Messrs. Horton, Tomnitz, Fuller and Wheat and Ms. Dwyer under the Supplemental Executive Retirement Plan 2 (“SERP 2”), (b) the above-market portion of earnings of $17,772, $12,745, $4,913, 1,516 and $1,582 to the respective accounts of Messrs. Horton, Tomnitz, Fuller, Wheat and Ms. Dwyer under SERP 2, (c) matching contributions by D.R. Horton of $6,150 to the accounts of Messrs. Horton and Tomnitz, $5,938 to the account of Mr. Fuller, $5,974 to the account of Mr. Wheat and $6,649 to the account of Ms. Dwyer under the D.R. Horton, Inc. Profit Sharing Plus Plan (the “401(k) Plan”), and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton, Tomnitz and Wheat.

(3)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000, $17,000 and $13,000 to the respective accounts of Messrs. Horton, Tomnitz, and Fuller and Ms. Dwyer under SERP 2, (b) the above-market portion of earnings of $16,053, $11,460, $4,202, and $1,053 to the respective accounts of Messrs. Horton, Tomnitz and Fuller and Ms. Dwyer under SERP 2, (c) matching contributions by D.R. Horton of $6,000 to the accounts of Messrs. Horton and Tomnitz, $5,625 to the account of Mr. Fuller and $5,826 to the account of Ms. Dwyer under the 401(k) Plan, and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton, Tomnitz and Fuller.

(4)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000, $17,000 and $11,400 to the respective accounts of Messrs. Horton, Tomnitz, and Fuller and Ms. Dwyer under SERP 2, (b) the above-market portion of earnings of $11,237, $7,972, $2,716, and $434 to the respective accounts of Messrs. Horton, Tomnitz and Fuller and Ms. Dwyer under SERP 2, (c) matching contributions by D.R. Horton of $6,000 to the accounts of each of Messrs. Horton, Tomnitz and Fuller and $5,270 to the account of Ms. Dwyer under the 401(k) Plan, and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton, Tomnitz and Fuller.

(5)	Mr. Wheat became an executive officer of D.R. Horton on October 1, 2003; therefore, only his compensation for fiscal year 2004 is reported.

      The following table sets forth information about options that were granted to our Chief Executive Officer and to our four additional highest paid executive officers during the fiscal year ended September 30, 2004:

Option/ SAR Grants In Last Fiscal Year

	Individual Grants

		Percent of
		Total			Potential Realizable Value at Assumed
	Number of	Options/			Annual Rates of Stock Price Appreciation
	Securities	SARs			for Option Term
	Underlying	Granted	Exercise or
	Options/SARs	to Employees	Base Price	Expiration	5%(1)	10%(1)
Name	Granted	in Fiscal Year	Per Share	Date	(Stock Price $46.91)	(Stock Price $74.70)

Donald R. Horton	100,000	2.78%	$28.80	4/29/2014	$1,811,217	$4,589,978
Donald J. Tomnitz	70,000	1.94%	$28.80	4/29/2014	$1,267,852	$3,212,985
Samuel R. Fuller	40,000	1.11%	$28.80	4/29/2014	$724,487	$1,835,991
Bill W. Wheat	40,000	1.11%	$28.80	4/29/2014	$724,487	$1,835,991
Stacey H. Dwyer	40,000	1.11%	$28.80	4/29/2014	$724,487	$1,835,991

(1)	These shares are covered by non-qualified stock options granted under the D.R. Horton 1991 Stock Incentive Plan. Mr. Horton’s and Mr. Tomnitz’s options vest as to 20% of the grant amount each year. Mr. Fuller’s, Mr. Wheat’s and Ms. Dwyer’s options vest with respect to 10% of the grant amount on each of the first nine anniversaries of the grant date, and the final 10% of the grant vests 9.75 years after the grant date. However, each option becomes fully exercisable upon a change of control of D.R. Horton, or upon the death or disability of the option holder, or upon his or her retirement at or after age 65.

Aggregated Option/ SAR Exercises In Last Fiscal Year and

Fiscal Year-End Option/SAR Values

Number of Securities
			Underlying Unexercised	Value of Unexercised In-the-
			Options/SARs at Fiscal	Money Options/SARs at Fiscal
			Year-End	Year-End(2)
Shares
	Acquired on	Value	Exercisable(E)/	Exercisable(E)/
Name	Exercise	Realized(1)	Unexercisable(U)	Unexercisable(U)

Donald R. Horton Common Stock	—	—	60,000(E)/190,000(U)	$1,110,600(E)/$2,096,900(U)
Donald J. Tomnitz Common Stock	139,757	$3,420,119	563,410(E)/382,061(U)	$15,184,622(E)/$8,186,939(U)
Samuel R. Fuller Common Stock	8,004	$200,097	70,860(E)/149,496(U)	$1,800,938(E)/$2,693,348(U)
Bill W. Wheat Common Stock	—	—	27,659(E)/110,929(U)	$624,341(E)/$1,659,107(U)
Stacey H. Dwyer Common Stock	13,999	$371,455	80,357(E)/149,494(U)	$2,100,549(E)/$2,703,406(U)

(1)	Based upon the difference between the exercise price of the options and the market prices of our Common Stock on the dates on which the stock options were exercised.

(2)	Based upon the difference between the exercise price of the options and the closing price of our Common Stock on September 30, 2004.

Compensation of Directors

      During fiscal year 2004, D.R. Horton paid directors fees only to non-management directors. The non-management directors were paid a fee of $7,500 per board meeting attended in person or by tele-conference, not to exceed $30,000 per year. In addition, non-management directors received an annual fee, paid in quarterly installments, of $2,500 per committee for serving on the Audit Committee, Compensation Committee and the Nominating and Governance Committee of the Board and an additional fee, paid in quarterly installments, of $1,250 for serving as a chairperson of a Committee.

      As a result of the above described director and committee fee policy, our non-management directors, Bradley S. Anderson, Richard I. Galland, Michael R. Buchanan and Francine I. Neff each received a total of $30,000 in director fees. In addition, Mr. Anderson, Mr. Buchanan, Mr. Galland and Ms. Neff each received committee fees of $2,500 for serving on the Audit Committee, $2,500 for serving on the Compensation Committee and $1,875 for serving on the Nominating and Governance Committee during fiscal year 2004. Also, Mr. Galland received an additional fee of $1,250 for serving as Chairperson of the Audit Committee and $625 for serving as Chairperson of the Compensation Committee for that committee’s first two meetings during fiscal 2004. Mr. Anderson received an additional fee of $625 for serving as Chairperson of the Compensation Committee for the remaining Compensation Committee meetings during fiscal 2004. Mr. Buchanan received an additional fee of $938 for serving as Chairperson of the Nominating and Governance Committee in fiscal 2004. Directors coming to meetings from outside the Dallas-Fort Worth area received reimbursement for expenses incurred to attend Board and committee meetings.

      No director of D.R. Horton who receives compensation from D.R. Horton for services other than as a director received any additional compensation for serving as a director of D.R. Horton. However, D.R. Horton paid the participant’s portion of premiums pursuant to D.R. Horton’s major medical plan for all directors except for Mr. Anderson, Mr. Buchanan and Mr. Galland. The amount of such premiums paid by D.R. Horton during the 2004 fiscal year for each director was approximately $100 per month or $1,200 in the aggregate.

Transactions with Management

      Directors’ and Officers’ Indemnification and Insurance. D.R. Horton has agreed to indemnify each of its directors and executive officers to provide them with the maximum indemnification allowed under its Certificate of Incorporation and applicable law with respect to their positions as officers or directors of D.R. Horton and its subsidiaries.

      In connection with the merger between D.R. Horton and Schuler Homes, D.R. Horton agreed to indemnify Mr. James K. Schuler, a retired director and current officer of D.R. Horton and a former director and officer of Schuler Homes, along with the other former directors and officers of Schuler Homes, and to provide directors’ and officers’ liability insurance in connection with their prior service as directors or officers of Schuler Homes.

      On the effective date of the merger between D.R. Horton and Continental Homes Holding Corp., Bradley S. Anderson, a former director of Continental, was elected a director of D.R. Horton. In connection with the merger, D.R. Horton agreed to indemnify Mr. Anderson, along with the other former Continental directors, and continue directors’ and officers’ liability insurance in connection with their prior service as directors or executive officers of Continental.

      Employment Arrangements. In connection with the merger of D.R. Horton and Schuler Homes, D.R. Horton entered into an employment agreement with James K. Schuler. Mr. Schuler’s agreement has a term ending on March 31, 2005. However, either Mr. Schuler or D.R. Horton may terminate Mr. Schuler’s employment for any reason. Mr. Schuler became a director and senior vice president of D.R. Horton and a region president. Mr. Schuler retired from the D.R. Horton board of directors in November 2003, but has continued as a senior vice president of the Company and President of the Company’s West Region. Mr. Schuler’s annual base salary is $300,000. Mr. Schuler’s employment agreement provides that for periods after March 31, 2003, Mr. Schuler is entitled to a bonus of ..75% of the pre-tax income for each 12-month period attributable to the Company’s West Region, which resulted in Mr. Schuler earning a bonus of $1,847,264 during fiscal 2004.

      Mr. Schuler is also eligible to participate in benefit plans and programs, other than incentive bonus plans, generally available to similarly situated officers of D.R. Horton.

      For the 2004 fiscal year, for his services as a division president, Scott J. Stone, who is a retired director, earned a salary of $160,000 and a bonus of $1,039,992. For his services as a division president, Rick L. Horton, the son of retired director Richard L. Horton, earned a salary of $160,000 and a bonus of $959,571. For his services as a division president, Michael T. Jones, the son-in-law of retired director James K. Schuler, earned a salary of $200,000 and a bonus of $846,669. The bonuses earned by these individuals are consistent with the D.R. Horton’s incentive bonus program. This program generally affords division presidents the opportunity to earn bonuses based on a percentage of their divisions’ pre-tax income which increases to the extent the divisions achieve targeted performance measures. Messrs. Stone, Rick Horton and Jones also received a contribution to their deferred compensation accounts equal to 10% of their base salary. This contribution is made for all division presidents with a full year of service.

      Cynthia Wilburn, the daughter of retired director Richard L. Horton, is a branch manager for D.R. Horton’s mortgage subsidiary and earned $202,272 in salary, bonus and commission in the past fiscal year, and her husband, John Scott Wilburn, is a city manager and he earned $119,560 in fiscal 2004. Richard Watts, the son-in-law of retired director Richard L. Horton, is a development coordinator for D.R. Horton and earned $171,613 in the past fiscal year. Michael Bulin, the son-in-law of retired director Terrill J. Horton, is a sales agent and earned $101,449 in the past fiscal year. The compensation earned by these individuals is generally consistent with the compensation of other D.R. Horton employees in similar positions.

Compensation Committee Interlocks and Insider Participation

      From October 1, 2003 to January 29, 2004, D.R. Horton’s Compensation Committee was composed of Richard I. Galland, Francine I. Neff and Bradley S. Anderson. At the beginning of the 2004 fiscal year, the Compensation Committee set the base salaries and performance-based bonus goals of Mr. Donald Horton and Mr. Tomnitz. The Executive Committee, with Mr. Wheat abstaining, established bonuses and salaries for Mr. Fuller, Ms. Dwyer and Mr. Wheat. On January 29, 2004, Mr. Michael R. Buchanan was appointed to the Compensation Committee, which appointment brought the number of committee members to four.

Compensation Committee Report on Executive Compensation

      General. D.R. Horton has undertaken to formulate a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide incentives that are based on performance of the Company, particularly with regard to pre-tax income and the market value of our Common Stock. D.R. Horton also has attempted to develop an executive compensation policy that will serve to align the interests of D.R. Horton, its executive officers and its stockholders.

      The primary components of executive compensation consist of:

•	Base salaries.

•	Cash bonus payments.

•	Deferred compensation plans.

•	Stock options.

Through its current executive compensation policy, a substantial portion of the compensation an executive officer has the opportunity to earn consists of bonus and stock option incentives.

      Base Salaries. Base salaries for D.R. Horton’s executive officers for the 2004 fiscal year were based on each executive officer’s level of experience, level of responsibility, contributions made and potential for significant contributions to D.R. Horton’s success and stockholder value, and D.R. Horton’s historical levels of base compensation for executive officers. No quantitative relative weights were assigned to any of these factors.

      Bonus Payments. The 2004 compensation for executive officers provided each of D.R. Horton’s executive officers the opportunity to earn substantial bonuses in addition to his or her 2004 annual base salary. See “Summary Compensation Table” above.

      Messrs. Horton and Tomnitz each received incentive bonus payments based upon performance goals with regard to quarterly consolidated pre-tax income of D.R. Horton. These goals are set by the Compensation Committee and approved by the Board of Directors at the beginning of each fiscal year. Based on the Company’s strong performance, Messrs. Horton and Tomnitz each received a performance bonus of $8,320,134 for fiscal year 2004, all of which was paid under the D.R. Horton 2000 Incentive Bonus Plan. The 2004 fiscal year bonus payments were approved by the Compensation Committee and ratified by the Board of Directors. The Compensation Committee considered the following factors in determining the performance goals at the beginning of the fiscal year, and in determining whether to pay the full amount of the bonus after the end of the fiscal year:

•	The financial and operating performance of D.R. Horton as compared to fiscal 2003.

•	An analysis of recent compensation of senior executive officers of comparable homebuilding companies.

•	The financial and operating performance of D.R. Horton as compared to D.R. Horton’s business plan.

•	Other actions and activities by each executive officer to maximize stockholder value.

      No quantitative relative weights were assigned to any of the factors. The Compensation Committee did not take any action that would increase the bonus payable to Messrs. Horton or Tomnitz beyond what was approved at the beginning of the fiscal year.

      As authorized by the Compensation Committee, the Executive Committee set the discretionary bonuses for the other senior officers of the Company, including Mr. Fuller, Ms. Dwyer and Mr. Wheat. Mr. Wheat did not participate in the determination of these bonuses. See the “Summary Compensation Table” above. In determining the discretionary bonuses for these executive officers, the Executive Committee took into account the Company’s executive compensation policy, including the factors considered by the Compensation Committee in determining other executive bonuses. These bonuses were ratified by the Compensation Committee and the Board of Directors.

      Deferred Compensation Plan. D.R. Horton established the D.R. Horton Deferred Compensation Plan (the “Deferred Compensation Plan”), effective as of June 15, 2002. The Deferred Compensation Plan is the successor to and supersedes D.R. Horton’s and Schuler Homes’ previously established deferred unfunded compensation plans. The Deferred Compensation Plan is an unfunded deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” as defined by the Employee Retirement Income Security Act of 1974, as amended. The Deferred Compensation Plan permits participants voluntarily to defer receipt of compensation from D.R. Horton. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of the Deferred Compensation Plan. The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

      SERP 2. The Supplemental Executive Retirement Plan 2 (“SERP 2”) was adopted by D.R. Horton in 1994 to permit eligible participants, which include the five named executive officers, the regional presidents, most division presidents and other selected employees, to defer income and establish a source of funds payable upon retirement, death or disability. The individual agreements under SERP 2 for

Messrs. Horton and Tomnitz were adopted and approved by the Compensation Committee and ratified by the Board of Directors. Pursuant to SERP 2, D.R. Horton has established a liability to each participant equal to 10% of the participant’s base salary. Earnings on this liability accrue at a rate established from time to time by the administrators of SERP 2.

      Stock Option Grants. Grants of stock options under the Stock Incentive Plan were administered by the Compensation Committee. D.R. Horton believes that stock options provide an important long-term incentive to executive officers and align the interests of D.R. Horton, its executive officers and its stockholders by creating a direct link between executive compensation and long-term performance of D.R. Horton. The stock options granted to executive officers in the 2004 fiscal year have an exercise price of not less than the fair market value of D.R. Horton Common Stock on the date of grant and a vesting schedule that generally extends over ten years, except that option grants to Mr. Horton and Mr. Tomnitz vest over a five year schedule. All other terms of stock option grants are established by the Compensation Committee, subject to the limitations of the Stock Incentive Plan.

      One stock option grant was made to each of the five named executive officers in fiscal year 2004. See “Option/SAR Grants in Last Fiscal Year” table above. In determining the number of stock options to grant and the other material terms of the stock option grants to executive officers, the Compensation Committee made a subjective evaluation of:

•	The overall performance of the Company in comparison to other publicly traded homebuilding companies.

•	An analysis of recent compensation of senior executive officers of comparable homebuilding companies.

•	Recommendations of the Chairman of the Board, with the Chairman not making a recommendation with respect to the option grant on his behalf.

•	Contributions the executive officer made and is anticipated to make to the success of D.R. Horton.

•	Level of experience and responsibility of the executive officer.

•	Number of stock options that previously had been granted to the executive officer pursuant to the Stock Incentive Plan.

•	Number of stock options granted to other participants in the Stock Incentive Plan.

No quantitative relative weights were assigned to any of these factors.

      Chief Executive Officer 2004 Compensation. Donald J. Tomnitz’s compensation for the 2004 fiscal year consisted of an annual base salary, bonuses and participation in the Incentive Bonus Plan, Stock Incentive Plan, the Deferred Compensation Plan and SERP 2. The Compensation Committee sets this compensation on the basis of D.R. Horton’s executive compensation policy and the factors described above.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and the other executive officers as of the end of any fiscal year who are disclosed in the “Summary Compensation Table” in this Proxy Statement. However, the statute exempts qualifying performance-based compensation if certain requirements are met. Early in fiscal year 2004, the Compensation Committee adopted, and the stockholders approved, the Incentive Bonus Plan, as amended. D.R. Horton generally intends for awards to its executive officers under the bonus plan to qualify for the performance-based compensation exemption under Section 162(m).

      While D.R. Horton generally structures its compensation plans to comply with the exemption requirements of Section 162(m), corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation to D.R. Horton’s executive officers as they deem appropriate. During fiscal year 2004, the entire amount of the performance bonus paid to each of

Mr. Horton and Mr. Tomnitz qualified as performance-based compensation under Section 162(m) because these amounts awarded by the Compensation Committee were within the limits of the Incentive Bonus Plan. Accordingly, the bonuses paid to Mr. Horton and Mr. Tomnitz were tax deductible.

COMPENSATION COMMITTEE:
Bradley S. Anderson, Chair
Richard I. Galland
Francine I. Neff
Michael R. Buchanan

Stock Performance

      The following graph illustrates the cumulative total stockholder return on D.R. Horton’s Common Stock for the last five fiscal years through September 30, 2004 assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to the Standard & Poor’s 500 Stock Index and the S&P 500 Homebuilding Index.

      The Compensation Committee report above, and the graph and the related disclosure contained in this section of this Proxy Statement, will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by D.R. Horton under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that D.R. Horton specifically incorporates the report or graph by reference. The graph and related disclosure are presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The graph and related disclosure in no way reflect D.R. Horton’s forecast of future financial performance.

[“Stock Performance Graph” follows on next page]

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

Total Return To Shareholders

(Includes reinvestment of dividends)

ANNUAL RETURN PERCENTAGE

	Years Ending

Company/Index	Sep 00	Sep 01	Sep 02	Sep 03	Sep 04

D.R. HORTON, INC.	46.43	35.90	35.11	77.68	53.40
S&P 500 INDEX	13.28	(26.62)	(20.49)	24.40	13.87
S&P 500 HOMEBUILDING INDEX	25.91	1.76	45.84	54.88	58.25

INDEXED RETURNS

	Years Ending

	Base Period
Company/ Index	Sep 99	Sep 00	Sep 01	Sep 02	Sep 03	Sep 04

D.R. HORTON, INC.	100	146.43	199.01	268.88	477.75	732.86
S&P 500 INDEX	100	113.28	83.13	66.10	82.22	93.63
S&P 500 HOMEBUILDING INDEX	100	125.91	128.13	186.86	289.40	457.97

MEETINGS AND COMMITTEES OF THE BOARD

      During fiscal year 2004, the Board of Directors of D.R. Horton held four meetings and acted three times by written consent. Each director attended 100% percent of the Board meetings and 100% of the committee meetings on which he or she served during fiscal year 2004. Executive sessions of our independent directors are held at least quarterly. The sessions are scheduled and chaired by the Chairperson of the Nominating and Governance Committee, who acts as our Presiding Director. Directors are encouraged to attend annual meetings of our stockholders. The 2004 annual meeting was attended by all of our directors. During fiscal year 2004, the Board of Directors had appointed four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Executive Committee

      The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of D.R. Horton, which by state or federal law or the NYSE Rules may be delegated to it by the Board of Directors. The Executive Committee acted fifty-eight times by written consent during fiscal year 2004 on matters delegated to it by the Board and on other matters routine to the Company’s operations. From October 1, 2003 to November 25, 2003, the Executive Committee was composed of Messrs. Horton, Tomnitz and Fuller, and since November 25, 2003, the Executive Committee has been composed of Messrs. Horton, Tomnitz and Wheat.

Nominating and Governance Committee

      The Nominating and Governance Committee was appointed on November 25, 2003 by the Board of Directors. The members of this committee include Bradley S. Anderson, Michael R. Buchanan, Francine I. Neff and Richard I. Galland, with Mr. Buchanan serving as Chairperson. Each committee member has been determined by the Board to be independent. During fiscal year 2004, the Nominating and Governance Committee met two times and did not act by written consent. The Nominating and Governance Committee Charter has been posted to the Company’s website under the Corporate Governance link. The Nominating and Governance Committee’s primary function is to provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders by:

•	Identifying individuals qualified to become directors consistent with criteria approved by the Board and recommending to the Board for selection the qualified candidates for directorships to be filled by the Board or by the stockholders;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company; and

•	Overseeing the evaluation of the Board and management.

Compensation Committee

      The Compensation Committee met three times and acted seven times by written consent during fiscal year 2004. From October 1, 2003 to January 29, 2004, the Compensation Committee was composed of three independent and outside directors, Ms. Neff and Messrs. Galland and Anderson. On January 29, 2004, the Board appointed Michael R. Buchanan, an independent and outside director, to the Compensation Committee bringing the number of committee members to four. The Compensation Committee Charter has been posted to the Company’s website under the Corporate Governance link. The Charter provides that the Compensation Committee shall assist the Board of Directors in discharging its responsibility to the stockholders with respect to the Company’s compensation programs and compensation of the Company’s executives.

      The Compensation Committee Charter also sets forth the responsibilities and duties of the Committee regarding reviewing the compensation for the Chief Executive Officer and other executive officers, monitoring incentive and equity-based compensation plans, preparing an annual report on executive compensation and reporting to the Board of Directors.

Audit Committee and Audit Committee Report

      The Audit Committee of the Board of Directors is currently comprised of four of our directors, Mr. Galland, Ms. Neff, Mr. Anderson and Mr. Buchanan, with Mr. Galland serving as Chairperson. The Audit Committee met six times during fiscal year 2004 and acted one time by written consent, and each member attended each of the meetings in person or by telephone conference.

      As discussed under the “Corporate Governance Standards” on pages 7 and 8 of this Proxy Statement, each member of the Audit Committee has been determined by the Board to be “independent” and “financially literate” in accordance with NYSE Rules, the SEC Rules, and the corporate governance and independent standards adopted by the Board. Also, Mr. Galland and Mr. Buchanan each have been determined by the Board to be an “audit committee financial expert” under such rules, regulations and standards, which are set forth in the Company’s Corporate Governance Principles posted on our website. The Board’s bases for these determinations are set forth on pages 8 and 9 of this Proxy Statement.

      The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board of Directors. A copy of the adopted Audit Committee Charter has been posted to the Company’s website under the Investor Relations and Corporate Governance link. The duties and responsibilities of the Audit Committee are set forth in its Charter. The Audit Committee’s duties and responsibilities include the following:

•	Monitoring the integrity of D.R. Horton’s financial reporting process and systems of internal controls regarding finance and accounting.

•	Monitoring the independence and performance of D.R. Horton’s independent auditors.

•	Providing an avenue of communications among the independent auditors, management and the Board of Directors.

      The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2004. Further, the Audit Committee has discussed with D.R. Horton’s independent auditor the matters required to be discussed by Auditing Standards Board Statement on Auditing Standards No. 61, as amended, including D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2004, the auditor’s responsibility under generally accepted auditing standards, significant accounting policies, management’s judgments and accounting estimates, any audit adjustments, other information in documents containing audited financial statements and other matters. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the Independence Standards Board Independence Standard No. 1, as amended, and has discussed the auditor’s independence with the auditor. After consideration, the Audit Committee has determined that the services related to the fees earned by the independent auditor under the heading “All Other Fees” below are compatible with the auditor’s independence.

      Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for fiscal year 2004 be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Further, the Audit Committee approved the engagement of Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2005.

AUDIT COMMITTEE:
Richard I. Galland, Chair
Francine I. Neff
Bradley S. Anderson
Michael R. Buchanan

INDEPENDENT PUBLIC AUDITORS

      Ernst & Young LLP served as D.R. Horton’s independent auditors for the fiscal years ended September 30, 2004 and September 30, 2003 and has been engaged by the Audit Committee to continue to serve through the 2005 fiscal year. A representative of Ernst & Young LLP is expected to be present at the 2005 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

      The following table shows the fees paid or accrued by D.R. Horton for the audit and other services provided by Ernst & Young LLP for fiscal years ended September 30, 2004 and September 30, 2003.

	Fiscal Year Ended
	September 30,

	2004	2003

Audit Fees	$741,042	$467,393
Audit-related fees(1)	107,168	76,260
Tax fees(2)	50,500	292,759
All Other Fees	—	—

Total(3)	$898,710	$836,412

(1)	Related primarily to audits of employee benefit plans, accounting consultations and consultations related to Sarbanes-Oxley.

(2)	Related primarily to tax compliance services.

(3)	Of the fees listed above approved by the Audit Committee, none were approved based on waiver of pre-approval under Rule 2-01(c)(7)(i)(c).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

      The Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.

      In connection with the engagement of the independent auditor for the 2005 fiscal year, the Audit Committee pre-approved the services listed below by category of service, including the pre-approval of fee limits. The Audit Committee’s pre-approval process by category of service also includes a review of specific services to be performed and fees expected to be incurred within each category of service. The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. Fees for any of the above services that will exceed the pre-approval fee limits must be separately approved by the Audit Committee. During fiscal 2005, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.

      The services pre-approved by the Audit Committee to be performed by our auditor during our fiscal year 2005, include the following:

      Audit Services include audit work performed in the preparation of financial statements (including quarterly reviews), as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

      Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

      Tax Services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

      All Other Fees are those associated with permitted services not included in the other categories. The Company generally doesn’t request such services from the independent auditor.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate its responsibilities to pre-approve services performed by the independent auditor to management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires D.R. Horton’s directors, certain of its officers, and persons who own more than 10 percent of a registered class of D.R. Horton’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish D.R. Horton with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, D.R. Horton believes that all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended September 30, 2004, except that one Form 4 was not timely filed for Mr. Donald J. Tomnitz during the 2004 fiscal year.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      Any stockholder who intends to present a proposal for action at D.R. Horton’s 2006 Annual Meeting of Stockholders and to have D.R. Horton include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to D.R. Horton not later than August 16, 2005. In addition, the Bylaws of D.R. Horton provide that only stockholder proposals submitted in a timely manner to a Corporate Counsel of D.R. Horton may be acted upon at an annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of D.R. Horton not less than 30 days prior to the date of the originally scheduled meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the scheduled meeting is given by D.R. Horton, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

OTHER MATTERS

      Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment.

      You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

PAUL W. BUCHSCHACHER
Vice President and Assistant Secretary

Fort Worth, Texas

December 10, 2004

APPENDIX A

D.R. HORTON, INC.

1991 STOCK INCENTIVE PLAN
(As Amended and Restated January 27, 2005)

      1. Purpose. The purpose of this Plan is to attract and retain directors, officers, key employees and other agents and consultants for D.R. Horton, Inc. (the “Company”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

      2. Definitions. As used in this Plan,

      “Appreciation Right” means a right granted pursuant to Paragraph 5 of this Plan.

      “Award” means an Appreciation Right, an Option Right, an award of Performance Shares, a Performance Unit or an award of Restricted Stock.

      “Board” means the Board of Directors of the Company.

      “Code” means the Internal Revenue Code of 1986, as in effect from time to time.

      “Committee” means the committee to which the Board has delegated its authority to administer this Plan pursuant to Paragraph 13 of this Plan.

      “Common Stock” means the Common Stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 10 of this Plan.

      “Company Security” means any security (as that term is defined in Section 2(1) of the Securities Act of 1933) of the Company other than Common Stock.

      “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

      “ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      “Fair Market Value” means the value of any Company Security as determined by the Board in its sole discretion as of the date of any such determination.

      “Grant Price” means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

      “Management Objectives” means the objectives, if any, established by the Board that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in other terms, and which shall relate to the Performance Period determined by the Board. Notwithstanding anything herein to the contrary, the Management Objectives for any Award of Restricted Stock, Performance Units or Performance Shares that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be (a) selected by the Committee and specified at the time the Award is granted and (b) a measure based on one or more of the following performance criteria: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income, pre-tax income or net income,

(xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service. Other than with respect to any Award of Restricted Stock, Performance Units or Performance Shares that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the Board may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the Board, events or transactions have occurred which are unrelated to the performance of the Participant and result in a distortion of the Management Objectives or such minimum acceptable level of achievement. With respect to any Award of Restricted Stock, Performance Units or Performance Shares that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, and to the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Management Objective to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

      “Market Value per Share” means, at any date, the average of the inside bid and asked price of the Common Stock at the close of trading on that date in the principal market in which the Common Stock is traded, or, if no market for the Common Stock exists, the price determined by the Board in its sole discretion at the time of any such determination.

      “Option Price” means the price per share payable on exercise of an Option Right.

      “Option Right” means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4 of this Plan.

      “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a director, officer, key employee, consultant or agent of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacity within 90 days of the Date of Grant. Notwithstanding the foregoing, no non-employee director of the Company shall be eligible to receive any benefit under this Plan if he or she would thereby cease to be a “non-employee director” as that term is defined in Rule 16b-3.

      “Performance Period” means, in respect of an Award, a period of time established by the Board within which the Management Objectives relating to such Award are to be achieved.

      “Performance Shares” means shares of Common Stock granted pursuant to Paragraph 8 of this Plan.

      “Performance Unit” means a unit of specified dollar amount established by the Board and awarded pursuant to Paragraph 7 of this Plan.

      “Restricted Stock” means shares of Common Stock granted or sold pursuant to Paragraph 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to therein has expired.

      “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

      “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over (a) the Option Price provided for in the related Option Right or (b) if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

      “Subsidiary” means any corporation, trust, joint venture, partnership or other unincorporated entity in which, at the time, the Company owns or controls, directly or indirectly, (i) in the case of a corporation, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation, or (ii) in the case of a trust, joint venture, partnership or other unincorporated entity, not less than 50% of the beneficial interest of such entity.

      3. Shares Available Under Plan. The shares of Common Stock and any other Company Security which may be (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights, (c) granted or sold as Restricted Stock and released from substantial risks of forfeiture and restrictions on transfer thereof or (d) delivered in payment of any Performance Units or as Performance Shares (or in lieu thereof), shall not exceed in the aggregate 49,752,206 shares, subject to adjustment as provided in Paragraph 10 of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights, there shall be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or the related Option Rights, regardless of whether such Appreciation Rights were paid in cash, Company Securities or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights or Appreciation Rights or are awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan. Notwithstanding the foregoing, (i) the number of shares of Common Stock or Company Securities underlying Awards made to a single Participant during a calendar year shall not exceed 300,000, (ii) the maximum amount payable pursuant to that portion of a Performance Unit granted under this Plan for any calendar year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed two percent of the Company’s consolidated pre-tax income for the year in which the award is granted and (iii) the number of shares of Common Stock that may be issued pursuant to the exercise of Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code shall not exceed 49,752,206 shares.

      4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of shares of Common Stock to which it pertains. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined at the time of grant of the Option Rights) of Common Stock with respect to which a Participant may be granted Option Rights intended to qualify for favorable tax treatment under Code Section 421(a) in any calendar year shall not exceed $100,000.

(b) Each grant shall specify the Option Price, which shall not be less than 50% of the Market Value per Share on the Date of Grant; provided, however, that the foregoing limitation shall not apply with respect to Option Rights granted for the purpose of issuing or assuming an Option Right, pursuant to a merger, consolidation, acquisition of property or stock, other business combination, separation, reorganization or liquidation, in the manner described in Code Section 424(a).

(c) Each grant shall specify that the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock having an aggregate Market Value per Share at the time of exercise equal to the aggregate Option Price or (iii) by a combination of such methods of payment. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on the exercise date of some or all of the shares to which such exercise relates.

(d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(e) Each grant shall specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or the Management Objectives to be achieved before the Option Rights or installments thereof will become exercisable.

(f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

(g) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

(h) No Option Right shall be exercisable more than ten years from the Date of Grant.

(i) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Board may approve.

      5. Appreciation Rights. The Board may also authorize the granting to any Participant of Appreciation Rights. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right shall be a right of the Participant who has been granted such Award to receive from the Company upon exercise an amount which shall be determined by the Board at the Date of Grant and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with an Option Right may be exercised only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall state whether it is made in tandem with Option Rights and, if not made in tandem with any Option Rights, shall specify the number of shares of Common Stock in respect of which it is made.

(b) Each grant made in tandem with Option Rights shall specify the Option Price and each grant not made in tandem with Option Rights shall specify the Grant Price, which in either case shall not be less than 50% of the Market Value per Share on the Date of Grant; provided, however, that the foregoing limitation on the Option Price and Grant Price shall not apply with respect to Appreciation Rights granted for the purpose of issuing or assuming a grant of Appreciation Rights, pursuant to a merger, consolidation, acquisition of property or stock, other business combination, separation, reorganization or liquidation, in the manner described in Code Section 424(a).

(c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread, (iii) Company Securities having an aggregate Fair Market Value equal to the Spread or (iv) any combination thereof, as determined by the Board in its sole discretion at the time of payment.

(d) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise and valuing Company Securities for this purpose at their Fair Market Value at the date of exercise) may not exceed a maximum specified by the Board at the Date of Grant.

(e) Each grant shall specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and shall provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Option Rights, when the related Option Right is also exercisable.

(f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

(g) Each grant of an Appreciation Right shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which notification shall describe such Appreciation Right, identify any Option Right granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

      6. Restricted Stock. The Board may also authorize the granting or sale to Participants of Restricted Stock. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall provide that the shares of Common Stock covered by such grant or sale shall be subject, for a period to be determined by the Board at the Date of Grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in a manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limiting the generality of the foregoing, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

      7. Performance Units. The Board may also authorize the granting of Performance Units which will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of Performance Units to which it pertains.

(b) Each grant shall specify the Management Objectives that are to be achieved by the Participant.

(c) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of the payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

(d) Each grant shall specify the time and manner of payment of Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable, (iii) Company Securities having an aggregate Fair Market Value equal to the aggregate value of the Performance Units which have become payable or (iv) any combination thereof, as determined by the Board in its sole discretion at the time of payment.

(e) Each grant of a Performance Unit shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which notification shall describe the Performance Units, state that such Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

      8. Performance Shares. The Board may also authorize the granting to Participants of Performance Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of Performance Shares to which it pertains.

(b) Each grant shall specify the Management Objectives that are to be achieved by the Participant.

(c) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no delivery of Performance Shares will occur and may set forth a formula or other method for determining the number of Performance Shares to be delivered if performance is at or above such minimum but short of full achievement of the Management Objectives.

(d) Each grant shall specify the time and manner of delivery of Performance Shares which have been earned, provided that in lieu of the delivery of all or any Performance Shares, the Participant may receive (i) cash in an amount equal to the aggregate Market Value per Share of the Performance Shares, (ii) Company Securities having an aggregate Fair Market Value equal to the aggregate Market Value per Share of the Performance Shares or (iii) any combination thereof, as determined by the Board in its sole discretion at the time of payment.

(e) Each grant of Performance Shares shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which notification shall state that such Performance Shares are subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

      9. Transferability. No Option Right, Appreciation Right, Performance Unit that has not become payable or Performance Share that has not been delivered shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights or Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

      10. Adjustments. The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 of this Plan, in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, awards of Restricted Stock, awards of Performance Units and awards of Performance Shares granted hereunder, and/or in the Option Price or Grant Price applicable to such Option Rights and Appreciation Rights, as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

      11. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock or of any Company Security pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

      12. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements in the discretion of the Board may include relinquishment of a portion of such benefit.

      13. Administration of the Plan. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of not less than two non-employee directors appointed by the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code (the “Committee”). To the extent of such delegation, references herein to the “Board” shall include the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

      (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board or the Committee shall be liable for any such action or determination made in good faith.

      (c) Notwithstanding any other provision of this Plan, this Plan may be administered by the Chairman of the Board of the Company with respect to matters relating solely to Participants who are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and any references to the “Board” or the “Committee”, as the case may be, shall include the Chairman of the Board; provided, however, that no such authority shall be deemed to have been granted hereunder to the extent that any such grant shall cause the disqualification of this Plan from reliance on the exemption provided by Rule 16b-3.

      14. Amendments, Etc. (a) This Plan may be amended from time to time by the Board but may not be amended by the Board without further approval by the stockholders of the Company if such amendment:

(i) would result in this Plan no longer satisfying the requirements of Rule 16b-3 or Section 162(m) of the Code;

(ii) increase the maximum number of shares for which Awards may be granted under the Plan;

(iii) extend the term of this Plan;

(iv) change the class of persons eligible to be Participants;

(v) increase the individual maximum limits in Paragraph 4; or

(vi) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

      (b) The Board may, with the concurrence of the affected Participant, reprice Option Rights, and/or cancel any agreement evidencing any Award granted under this Plan. In the event of such cancellation, the Board may authorize the granting of new Awards (which may or may not cover the same number of shares or units which had been the subject of the prior Award) in such manner, at such price and subject to the same terms, conditions and discretions as would have been applicable under this Plan had the canceled Awards not been granted.

      (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Company or a Subsidiary of an Optionee who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units which have not become fully payable or any Performance Shares that have not been delivered, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units will be deemed to have become fully payable or Performance Shares will be delivered.

      (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

      (e) This amendment and restatement of the Plan was adopted by the Board as of November 18, 2004, and it will become effective (the “Effective Date”) when it is approved by the Company’s stockholders. The Plan shall remain available for the grant of “incentive stock options” within the meaning of Section 422 of the Code until the tenth (10th) anniversary of the Effective Date.

Appendix B

D.R. HORTON, INC. 2005 PROXY

PROXY

D.R. HORTON, INC.
D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates, constitutes and appoints Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the “Company”), held of record by the undersigned at the close of business on December 2, 2004, at the Annual Meeting of Stockholders to be held on January 27, 2005, or any adjournment thereof.

PLEASE SIGN AND DATE ON REVERSE SIDE.

A     ☒ Please mark your votes as in this example.

	FOR all nominees	WITHHOLD
	listed at right (except	AUTHORITY
	as marked to the	to vote for all nominees	Nominees:	Donald R. Horton
	contrary below)	listed at right.		Bradley S. Anderson
Michael R. Buchanan
1. Election of	______	______		Richard I. Galland
Directors				Francine I. Neff
Donald J. Tomnitz
Bill W. Wheat

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Amendment and Restatement of the D.R. Horton,
Inc. 1991 Stock Incentive Plan

3.	In their discretion, the proxies are authorized to vote upon other business properly brought before the meeting or any adjournment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE 1991 STOCK INCENTIVE PLAN. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE AMENDMENT AND RESTATEMENT OF THE 1991 STOCK INCENTIVE PLAN.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING
THE ENCLOSED ENVELOPE.

(Signature)	(Signature)	Dated:

Note: Please sign exactly as names appear herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.